Exhibit 99.1

1

FOR IMMEDIATE RELEASE

CIT REPORTS SECOND QUARTER 2015 NET INCOME OF $115 MILLION

($0.66 PER DILUTED SHARE)

▪	Previously Announced OneWest Bank Acquisition Expected to Close on August 3, 2015 – Received regulatory approvals; creates financial holding company with more than $65 billion in assets;
▪	Grew Commercial Assets – Finance and leasing assets in Transportation & International Finance and North American Commercial Finance grew 4% from a year ago and 1% from prior quarter;
▪	Stable Net Finance Margin – Net Finance Margin of approximately 4%; deposits exceed 50% of total funding;
▪	Continued Capital Return – Returned over $87 million of capital to shareholders through dividends and the repurchase of 1.3 million shares.

NEW YORK – July 28, 2015 – CIT Group Inc. (NYSE: CIT) today reported net income of $115 million, $0.66 per diluted share, for the quarter ended June 30, 2015, compared to net income of $247 million, $1.29 per diluted share, for the second quarter of 2014. Net income for the six month period ended June 30, 2015 was $219 million, $1.24 per diluted share, compared to $364 million, $1.88 per diluted share, for the period ended June 30, 2014. The three and six month periods ended June 30, 2014 included $52 million, $0.27 per diluted share, and $54 million, $0.28 per diluted share, of income from a discontinued operation, respectively.

“I am very pleased that we received regulatory approval for our acquisition of OneWest, which is on track to close next week,” said John A. Thain, Chairman and Chief Executive Officer. “This transaction will expand our commercial banking franchise, enhance our suite of products, and further diversify our deposit base and lower our funding costs through an established network of retail branches in Southern California.

“Our quarterly results reflect growth across our transportation businesses and the continuing competitive environment, particularly for middle market lending. We remain focused on increasing shareholder value as we meet the financial needs of our customers.”

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Summary of Second Quarter Financial Results from Continuing Operations

All references in this section relate to continuing operations and therefore do not include any of the assets or results of operations of the discontinued operation, which were sold in the second quarter of 2014.

Income from continuing operations of $115 million, net of a $38 million tax provision, reflects a stable Net Finance Margin (NFM) and lower provision for credit losses. Net income includes $4 million of charges related to portfolios that we are exiting.

Total assets from continuing operations1 at June 30, 2015 were $46.7 billion, compared to $46.4 billion at March 31, 2015, and $44.2 billion at June 30, 2014. Financing and leasing assets in North American Commercial Finance (NACF) and Transportation & International Finance (TIF) were $35.6 billion, up slightly from March 31, 2015 and up $1.5 billion (4%) from a year ago reflecting the acquisition of Direct Capital in August 2014, which was partially offset by $0.7 billion of asset sales. Non-Strategic Portfolios further declined to approximately $295 million, reflecting portfolio run-off and asset sales. Total loans of $19.6 billion increased $0.2 billion from March 31, 2015 and by over $1 billion from a year ago. Operating lease equipment of $15.1 billion rose by $0.2 billion from March 31, 2015 and $0.3 billion from a year ago. Cash and securities totaled $7.9 billion, down $0.2 billion from March 31, 2015 and up $0.6 billion from June 30, 2014.

Net finance revenue2 was $343 million, compared to $361 million in the year-ago quarter and $337 million in the prior quarter. Average earning assets were $34.1 billion in the current quarter, up from $33.2 billion in the year-ago quarter and from $33.8 billion in the prior quarter. Net finance revenue as a percentage of average earning assets (“net finance margin”) was 4.02%, compared to 4.35% in the year-ago quarter and 4.00% in the prior quarter. The decline from the year-ago quarter reflected pressure on yields, the lack of interest recoveries and the absence of benefits from accelerated debt redemptions.

Other income of $64 million decreased from $94 million in the year-ago quarter and from $86 million in the prior quarter. The current quarter includes a $9 million tax-related charge, (that was fully offset with a benefit to the tax provision) and a $6 million negative mark-to-market on the TRS derivative. The year-ago quarter benefited from an $11 million positive mark on the TRS derivative and $9 million of counterparty receivable accretion.

Operating expenses were $235 million, compared to $225 million in the year-ago quarter and $242 million in the prior quarter. Restructuring costs were minimal in the current and prior quarter. The increase from the year-ago quarter reflects higher compensation costs, primarily related to the addition of Direct Capital, as well as costs related to the pending acquisition of OneWest. The sequential quarter decline reflects lower compensation costs. Headcount at June 30, 2015 was essentially unchanged from the prior quarter of 3,360 and up from 3,170 a year ago, driven by Direct Capital.

1 Total assets from continuing operations is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

2 Net finance revenue, average earning assets, net finance margin and net operating lease revenue are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

3

The provision for income taxes was $38 million compared to cash taxes of $4 million. The effective tax rate was approximately 25% in the current quarter, including a $9 million benefit from a favorable resolution of an uncertain tax position, compared to 8% in the year-ago quarter and 30% in the prior quarter. Income tax expense in the year-ago quarter was $18 million and $44 million in the prior quarter.

Credit and Allowance for Loan Losses

Credit metrics remain at or near cycle lows. Non-accrual loans increased to $198 million, or 1.01% of finance receivables, at June 30, 2015 from $184 million (0.94%) at March 31, 2015 and $190 million (1.02%) at June 30, 2014. The increase was primarily in International Finance.

The provision for credit losses was $18 million, compared to $10 million in the year-ago quarter and $35 million in the prior quarter. The decline from the prior quarter is primarily due to a decrease in the non-specific reserve. Net charge-offs were $23 million, or 0.48% as a percentage of average finance receivables, versus $21 million (0.45%) in the year-ago quarter and $21 million (0.43%) in the prior quarter. Charge-offs in the quarter were impacted by one energy-related account in NACF whereas the prior quarter mostly reflected transfers of assets to held for sale. Recoveries of $11 million were higher than the $8 million recorded in the year-ago quarter and $6 million in the prior quarter.

The allowance for loan losses was $351 million (1.79% of finance receivables) at June 30, 2015, compared to $357 million (1.83%) at March 31, 2015 and $341 million (1.83%) at June 30, 2014. Specific reserves were $18 million at June 30, 2015, compared to $15 million at March 31, 2015 and $22 million at June 30, 2014.

Capital and Funding

Our estimated Common Equity Tier 1 and Total Capital ratios at June 30, 2015 were 14.4% and 15.1%3, as calculated under the fully phased-in Regulatory Capital Rules, compared to 14.1% and 14.8% at March 31, 2015, respectively. At June 30, 2014, Tier 1 and Total Capital ratios reported under the previously effective capital rules were 16.0% and 16.7%, respectively. The change from the year-ago quarter primarily reflects an increase in risk-weighted assets due to higher transportation order book commitments and asset growth and, to a lesser extent, a decline in regulatory capital resulting from goodwill and intangibles recorded with the Direct Capital acquisition. The impact of the change in Regulatory Capital Rules at January 1, 2015 was minimal. Preliminary fully phased-in risk-weighted assets totaled $55.7 billion at June 30, 2015, compared to $56.3 billion in the prior quarter and from $51.0 billion at June 30, 2014.

Book value per share grew to $50.91 at June 30, 2015 from $50.26 at March 31, 2015 and $46.42 at June 30, 2014. Tangible book value per share4 increased to $47.51 at June 30, 2015 from $46.89 at March

3 Preliminary ratios are based on a preliminary fully phased-in Basel III estimate.

4 Tangible book value and tangible book value per share are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

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31, 2015 and $44.16 at June 30, 2014. The increases in book value and tangible book value per share primarily reflected our net income, including the partial reversals of the valuation allowance in the second half of 2014, and continued net benefit from share repurchases.

Cash and investment securities totaled $7.5 billion at June 30, 2015, and were comprised of $5.5 billion of cash, $0.7 billion of reverse repurchase securities, $0.8 billion of short-term investments and $0.5 billion of debt securities available for sale, compared to $7.7 billion at March 31, 2015 and $6.8 billion at June 30, 2014. Cash and investment securities at June 30, 2015 consisted of $2.6 billion related to the bank holding company and $3.4 billion at CIT Bank (excluding $0.1 billion of restricted cash), with the remainder comprised of cash at operating subsidiaries and other restricted balances of approximately $1.5 billion. CIT had approximately $1.4 billion of unused and committed liquidity under a $1.5 billion revolving credit facility at June 30, 2015.

Deposits grew to $17.3 billion from $16.8 billion at March 31, 2015, and $13.9 billion at June 30, 2014, as we surpassed $10 billion of online deposits during the quarter. At June 30, 2015, deposits represented approximately 51% of CIT’s funding, with unsecured and secured borrowings comprising 32% and 17% of the funding mix, respectively, reflecting the ongoing shift from unsecured borrowings to deposit funding. The weighted average coupon rate on outstanding deposits and long-term borrowings in continuing operations was 3.04% at June 30, 2015, unchanged from March 31, 2015 and down from 3.20% at June 30, 2014.

During the quarter, we returned over $87 million in capital to our shareholders including $26 million in dividends and $61 million from repurchases of 1.3 million common shares at an average price of $45.87 per share.

In July 2015, the Board approved a $0.15 cash dividend payable on August 28, 2015 to common shareholders of record as of August 14, 2015 and we repurchased an additional 0.7 million shares under a 10b 5-1 repurchase plan for an aggregate purchase price of $30 million. Approximately $109 million of the authorized repurchase capacity remained at July 24, 2015.

Segment Highlights

Transportation & International Finance

Pre-tax earnings were $157 million, up from $148 million in the year-ago quarter and unchanged from the prior quarter. The increase from the year-ago quarter primarily reflected higher gains on asset sales and a lower provision for credit losses. The second quarter results reflects lower provision for credit losses and operating expenses offset by reduced gains on asset sales, as compared to the prior quarter.

Financing and leasing assets at June 30, 2015 were $19.3 billion, up from $18.8 billion at March 31, 2015 and $18.4 billion at June 30, 2014. The annual increase reflects growth in all transportation divisions, partially offset by a reduction in International Finance. Assets held for sale totaled $0.7 billion and largely

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consists of the U.K. equipment finance portfolio and certain commercial aircraft. New business volume for the quarter was $0.8 billion and consisted of $0.4 billion of operating lease equipment, including the delivery of three new aircraft and approximately 1,900 new railcars, and the funding of $0.4 billion of finance receivables, the majority of which was in Maritime Finance.

Net finance revenue was $218 million, compared to $222 million in the year-ago quarter and $215 million in the prior quarter, reflecting asset growth offset by yield compression. Net finance margin was 4.57%, down from 4.91% in the year-ago quarter, as lower yields in Aerospace reflecting lower utilization and lease re-pricings, were partially offset by slightly higher yields in Rail. NFM was unchanged from the prior quarter as lower funding costs offset yield compression. Gross yields in Aerospace decreased to 11.2% from 11.4% in the prior quarter, while gross yields in Rail of 14.8% were unchanged sequentially.

Other income was $17 million, up from $10 million in the year-ago quarter and down from $34 million in the prior quarter, driven by variation in gains on asset sales, predominantly in commercial aircraft.

Non-accrual loans of $58 million (1.55% of finance receivables) increased from $39 million (1.10%) at March 31, 2015 and from $41 million (1.26%) a year ago, primarily in International Finance. There was a slight net benefit in provision for credit losses compared to provisions of $8 million in the year-ago quarter and $11 million in the prior quarter, with the current quarter provision reflecting recoveries in China and minimal losses elsewhere. Net charge-offs reflected a $3 million net recovery this quarter (0.29% of finance receivables) compared to net charge-offs of $13 million (1.48%) in the year-ago quarter and $2 million (0.17%) in the prior quarter. Net charge-offs in the year-ago quarter include $9 million related to assets transferred to held for sale.

Operating expenses were $78 million, up from $76 million a year ago and down from $82 million in the prior quarter reflecting lower employee costs.

Utilization was essentially unchanged from the prior quarter in air and rail, with over 97% of aircraft and 98% of rail equipment leased or under a commitment at quarter-end. During the quarter, we ordered approximately 1,400 freight rail cars delivering through 2017. All of our aircraft scheduled for delivery in the next 12 months and approximately 60% of the total railcar order-book have lease commitments.

North American Commercial Finance

Pre-tax earnings were $47 million, compared to $93 million in the year-ago quarter and $36 million in the prior quarter. The decrease from the year-ago quarter reflects higher credit costs and operating expenses, lower interest recoveries, and the impact of portfolio re-pricing. The increase from the prior quarter reflects lower credit costs, higher capital market fees, and higher net finance revenue.

Financing and leasing assets were $16.3 billion, up slightly from March 31, 2015, and up $650 million (4%) from June 30, 2014. The increase from the year-ago quarter primarily reflects the acquisition of Direct Capital and growth in Real Estate Finance. New lending and leasing volume was $1.6 billion, slightly higher

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than the year-ago quarter and up from $1.4 billion in the prior quarter. Factored volume declined 7% and 10% from year-ago and prior quarter levels, respectively.

Net finance revenue of $133 million decreased from $146 million in the year-ago quarter reflecting lower levels of loan prepayments and interest recoveries. Net finance revenue increased from $128 million in the prior quarter due to both slightly higher average earning assets and yields, notably in Equipment Finance. Net finance margin was 3.60% compared to 4.13% in the year-ago quarter and 3.52% in the prior quarter. The changes in net finance margin from the comparable periods reflect the items affecting the net finance revenues cited above. Other income of $69 million was essentially unchanged from the year-ago quarter and up from $66 million in the prior quarter, reflecting higher capital markets fees and higher gains partially offset by lower factoring commissions. Operating expenses were $135 million, up from $120 million in the year-ago quarter, primarily reflecting the acquisition of Direct Capital, and were unchanged from the prior quarter.

Non-accrual loans of $111 million (0.70% of finance receivables) declined from $116 million (0.73%) at March 31, 2015, and from $132 million (0.86%) a year ago. Provision for credit losses of $19 million was up from $3 million in the year-ago quarter and down from $24 million in the prior quarter. The current quarter includes a charge-off on one energy-related account partially offset by a decrease in non-specific reserves. Net charge-offs were $26 million (0.66% of average finance receivables), compared to $9 million (0.23%) in the year-ago quarter and $19 million (0.49%) in the prior quarter. Net charge-offs include $1 million related to assets moved to held for sale in the current quarter compared to $3 million in the year-ago quarter and $11 million in the prior quarter.

Non-Strategic Portfolios

Pre-tax losses were $10 million, unchanged from the year-ago quarter and improved from $13 million in the prior quarter. The sequential trend reflected higher gains on sale of equipment partially offset by higher impairment charges on held-for-sale portfolios.

Financing and leasing assets were unchanged at $0.3 billion at June 30, 2015, compared to March 31, 2015, and were down from $0.7 billion a year-ago, which reflects sales of international portfolios and portfolio run-off.

In the fourth quarter of 2014, we signed separate definitive agreements to sell equipment leasing platforms in Mexico (approximately $0.2 billion in assets at June 30, 2015), and Brazil (approximately $0.1 billion in assets at June 30, 2015). We received regulatory approval for the sale of Mexico, and expect to close the transaction in the 2015 third quarter. Brazil is expected to close in the second half of 2015, subject to regulatory approval.

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Corporate and Other

Certain items are not allocated to operating segments and are included in Corporate and Other, including interest expense, primarily related to corporate liquidity costs, mark-to-market on certain derivatives, restructuring charges, certain legal costs and other operating expenses. Other income included a $6 million negative mark-to-market on the TRS derivative and the previously mentioned $9 million tax-related charge.

CIT Bank

Total assets were $21.9 billion at June 30, 2015, up from $21.5 billion at March 31, 2015, reflecting new business volumes, and $18.3 billion at June 30, 2014 reflecting, in part, the acquisition of Direct Capital. CIT Bank funded $2 billion of new business volume in the current quarter. Loans totaled $15.7 billion, up from $15.1 billion at March 31, 2015 and $13.4 billion at June 30, 2014. Operating lease equipment was $2.2 billion, primarily railcars and some aircraft, up from $2.0 billion in the prior quarter and $1.8 billion at June 30, 2014. Cash and debt securities available for sale totaled $3.5 billion at June 30, 2015 was comprised of $3.0 billion of cash and approximately $0.5 billion of debt securities, down from $3.8 billion at March 31, 2015, and up from $2.8 billion at June 30, 2014.

Preliminary estimated Common Equity Tier 1 and Total Capital ratios were 12.5% and 13.8% at June 30, 2015, and 12.9% and 14.1% at March 31, 2015, respectively, as calculated under the fully phased-in Regulatory Capital Rules. Tier 1 and Total Capital ratios, which were reported under the previously effective capital rules, were 15.2% and 16.5% at June 30, 2014. The change from a year-ago quarter primarily reflects an increase in risk weighted assets. The impact of the changes in regulatory capital rules at January 1, 2015 was minimal.

Deposits at June 30, 2015 were $17.3 billion, up from $16.8 billion at March 31, 2015 and $13.9 billion at June 30, 2014, and we surpassed $10 billion of online deposits. The weighted average rate on outstanding deposits was 1.69%, compared to 1.66% at March 31, 2015 and 1.57% at June 30, 2014.

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Conference Call and Webcast

Chairman and Chief Executive Officer John A. Thain and Chief Financial Officer Scott T. Parker will discuss these results on a conference call and audio webcast today, July 28, 2015, at 8:00 a.m. (EDT). Interested parties may access the conference call live by dialing 888-317-6003 for U.S., 866-284-3684 for Canadian callers or 412-317-6061 for international callers and reference access code “9999477” or access the audio webcast at cit.com/investor. An audio replay of the call will be available until 11:59 p.m. (EDT) on August 10, 2015, by dialing 877-344-7529 for U.S. callers, 855-669-9658 for Canadian callers or 412-317-0088 for international callers with the access code “10068104”, or at cit.com/investor.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with more than $35 billion in financing and leasing assets. It provides financing, leasing and advisory services principally to middle market companies across more than 30 industries primarily in North America, and equipment financing and leasing solutions to the transportation industry worldwide. Its U.S. commercial bank subsidiary, CIT Bank (Member FDIC), BankOnCIT.com, offers a variety of savings options designed to help customers achieve their financial goals. cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and the risk that CIT becomes subject to liquidity constraints and higher funding costs.  We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission.  Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue, net operating lease revenue, adjusted net finance revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs is a non-GAAP measurement used by management to compare period over period expenses. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per share are non-GAAP metrics used to analyze banks.

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CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
C. Curtis Ritter	Barbara Callahan
Senior Vice President of Corporate Communications	Senior Vice President
(973) 740-5390 Curt.Ritter@cit.com Matt Klein Vice President, Media Relations (973) 597-2020 Matt.Klein@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

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9

CIT GROUP INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

(dollars in millions, except per share data)

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2015	2015	2014	2015	2014
Interest income
Interest and fees on loans	$274.8	$272.4	$301.4	$547.2	$594.8
Other Interest and dividends	9.0	8.6	8.4	17.6	17.2
Total interest income	283.8	281.0	309.8	564.8	612.0
Interest expense
Interest on long-term borrowings	(193.0)	(202.3)	(206.1)	(395.3)	(426.1)
Interest on deposits	(72.2)	(69.0)	(56.1)	(141.2)	(108.0)
Total interest expense	(265.2)	(271.3)	(262.2)	(536.5)	(534.1)
Net interest revenue	18.6	9.7	47.6	28.3	77.9
Provision for credit losses	(18.4)	(34.6)	(10.2)	(53.0)	(46.9)
Net interest revenue, after credit provision	0.2	(24.9)	37.4	(24.7)	31.0
Non-interest income
Rental income on operating leases	531.7	530.6	519.6	1,062.3	1,011.5
Other income	63.5	86.4	93.7	149.9	164.8
Total non-interest income	595.2	617.0	613.3	1,212.2	1,176.3
Other expenses
Depreciation on operating lease equipment	(157.8)	(156.8)	(157.3)	(314.6)	(306.1)
Maintenance and other operating lease expenses	(49.4)	(46.1)	(49.0)	(95.5)	(100.6)
Operating expenses	(235.0)	(241.6)	(225.0)	(476.6)	(458.5)
Loss on debt extinguishment	(0.1)	-	(0.4)	(0.1)	(0.4)
Total other expenses	(442.3)	(444.5)	(431.7)	(886.8)	(865.6)
Income from continuing operations before provision for income taxes	153.1	147.6	219.0	300.7	341.7
Provision for income taxes	(37.8)	(44.0)	(18.1)	(81.8)	(31.6)
Income from continuing operations, before attribution of noncontrolling interests	115.3	103.6	200.9	218.9	310.1
Net (income) loss attributable to noncontrolling interests, after tax	-	0.1	(5.7)	0.1	-
Income from continuing operations	115.3	103.7	195.2	219.0	310.1
Discontinued operation
Loss from discontinued operation, net of taxes	-	-	(231.1)	-	(228.8)
Gain on sale of discontinued operation	-	-	282.8	-	282.8
Income from discontinued operation, net of taxes	-	-	51.7	-	54.0
Net income	$115.3	$103.7	$246.9	$219.0	$364.1

Basic income per common share
Income from continuing operations	$0.66	$0.59	$1.03	$1.25	$1.61
Income from discontinued operation, net of taxes	-	-	0.27	-	0.28
Basic income per common share	$0.66	$0.59	$1.30	$1.25	$1.89
Average number of common shares - basic (thousands)	173,785	176,260	190,231	175,019	193,134

Diluted income per common share
Income from continuing operations	$0.66	$0.59	$1.02	$1.24	$1.60
Income from discontinued operation, net of taxes	-	-	0.27	-	0.28
Diluted income per common share	$0.66	$0.59	$1.29	$1.24	$1.88
Average number of common shares - diluted (thousands)	174,876	177,072	191,077	175,971	194,036

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CIT GROUP INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

(dollars in millions, except per share data)

	June 30,	March 31,	December 31,	June 30,
	2015*	2015	2014	2014
Assets
Total cash and deposits	$5,465.3	$6,306.9	$7,119.7	$6,427.6
Securities purchased under agreements to resell	750.0	450.0	650.0	-
Investment securities	1,692.9	1,347.4	1,550.3	823.1
Assets held for sale	1,086.8	1,051.9	1,218.1	1,328.9

Loans	19,649.3	19,429.3	19,495.0	18,604.4
Allowance for loan losses	(350.9)	(356.5)	(346.4)	(341.0)
Loans, net of allowance for loan losses	19,298.4	19,072.8	19,148.6	18,263.4

Operating lease equipment, net	15,109.6	14,887.8	14,930.4	14,788.3
Goodwill	565.9	563.6	571.3	403.1
Unsecured counterparty receivable	538.2	537.1	559.2	565.8
Other assets	2,150.1	2,198.5	2,132.4	1,551.5
Assets of discontinued operation	-	-	-	1.0
Total assets	$46,657.2	$46,416.0	$47,880.0	$44,152.7

Liabilities
Deposits	$17,267.8	$16,758.1	$15,849.8	$13,939.0
Credit balances of factoring clients	1,373.3	1,505.3	1,622.1	1,296.5
Other liabilities	2,766.9	2,735.2	2,888.8	2,741.5
Long-term borrowings
Unsecured borrowings	10,732.8	10,732.6	11,932.4	12,232.4
Secured borrowings	5,708.8	5,925.7	6,523.4	5,313.1
Total long-term borrowings	16,441.6	16,658.3	18,455.8	17,545.5
Liabilities of discontinued operation	-	-	-	0.9
Total liabilities	37,849.6	37,656.9	38,816.5	35,523.4
Equity
Stockholders' equity
Common stock	2.0	2.0	2.0	2.0
Paid-in capital	8,615.6	8,598.0	8,603.6	8,582.0
Retained earnings	1,781.1	1,692.3	1,615.7	905.8
Accumulated other comprehensive loss	(158.8)	(163.1)	(133.9)	(77.5)
Treasury stock, at cost	(1,432.8)	(1,370.6)	(1,018.5)	(794.7)
Total common stockholders' equity	8,807.1	8,758.6	9,068.9	8,617.6
Noncontrolling interests	0.5	0.5	(5.4)	11.7
Total equity	8,807.6	8,759.1	9,063.5	8,629.3
Total liabilities and equity	$46,657.2	$46,416.0	$47,880.0	$44,152.7

Book Value Per Common Share
Book value per common share	$50.91	$50.26	$50.13	$46.42
Tangible book value per common share	$47.51	$46.89	$46.83	$44.16
Outstanding common shares (in thousands)	172,998	174,280	180,921	185,645

* Preliminary

11

CIT GROUP INC. AND SUBSIDIARIES

Average Balances and Rates

(dollars in millions)

	Quarters Ended
	June 30, 2015		March 31, 2015		June 30, 2014
	Average Balance	Rate	Average Balance	Rate	Average Balance	Rate
Assets
Interest bearing deposits	$4,829.4	0.28%	$5,951.6	0.27%	$4,620.9	0.39%
Securities purchased under agreements to resell	675.0	0.59%	575.0	0.49%	-	-
Investments	1,510.6	1.22%	1,497.2	1.04%	2,035.8	0.77%
Loans (including held for sale)
U.S.	18,130.4	5.41%	17,908.2	5.36%	16,339.2	6.03%
Non-U.S.	2,161.3	9.01%	2,235.3	9.38%	3,510.0	8.49%
Total Loans	20,291.7	5.83%	20,143.5	5.84%	19,849.2	6.50%
Total interest earning assets / interest income	27,306.7	4.39%	28,167.3	4.22%	26,505.9	4.92%
Operating lease equipment, net (including held for sale)
U.S.	7,859.0	8.93%	7,769.5	9.15%	7,741.5	8.91%
Non-U.S.	7,422.2	8.04%	7,420.0	8.08%	6,921.8	8.14%
Total operating lease equipment, net	15,281.2	8.49%	15,189.5	8.63%	14,663.3	8.55%
Total earning assets	42,587.9	5.91%	43,356.8	5.82%	41,169.2	6.25%
Non-interest earning assets
Cash and due from banks	952.7		903.6		1,213.1
Allowance for loan losses	(358.0)		(347.7)		(350.4)
All other non-interest bearing assets	3,285.5		3,317.1		2,546.5
Assets of discontinued operation	-		-		931.2
Total Average Assets	$46,468.1		$47,229.8		$45,509.6
Liabilities
Borrowings
Deposits	$16,934.9	1.71%	$16,382.2	1.68%	$13,608.5	1.65%
Long-term borrowings	16,540.3	4.67%	17,603.9	4.60%	18,226.2	4.52%
Total interest-bearing liabilities	33,475.2	3.17%	33,986.1	3.19%	31,834.7	3.29%
Credit balances of factoring clients	1,428.6		1,501.4		1,301.7
Other non-interest bearing liabilities	2,776.7		2,870.6		2,863.2
Liabilities of discontinued operation	-		-		793.9
Noncontrolling interests	0.5		(3.9)		8.4
Stockholders' equity	8,787.1		8,875.6		8,707.7
Total Average Liabilities and Stockholders' Equity	$46,468.1		$47,229.8		$45,509.6

	Six Months Ended
	June 30, 2015		June 30, 2014
Assets
Interest bearing deposits	$5,390.1	0.27%	$4,955.8	0.37%
Securities purchased under agreements to resell	650.0	0.52%	-	-
Investments	1,526.2	1.11%	2,269.6	0.71%
Loans (including held for sale)
U.S.	18,016.6	5.39%	16,087.1	5.97%
Non-U.S.	2,203.2	9.18%	3,622.5	8.47%
Total Loans	20,219.8	5.83%	19,709.6	6.46%
Total interest earning assets / interest income	27,786.1	4.29%	26,935.0	4.77%
Operating lease equipment, net (including held for sale)
U.S.	7,821.1	9.03%	7,556.7	8.70%
Non-U.S.	7,424.1	8.05%	6,733.0	8.20%
Total operating lease equipment, net	15,245.2	8.56%	14,289.7	8.46%
Total earning assets	43,031.3	5.85%	41,224.7	6.10%
Non-interest earning assets
Cash and due from banks	930.3		989.6
Allowance for loan losses	(352.3)		(354.3)
All other non-interest bearing assets	3,301.5		2,460.5
Assets of discontinued operation	-		2,167.6
Total Average Assets	$46,910.8		$46,488.1
Liabilities
Borrowings
Deposits	$16,644.3	1.70%	$13,213.3	1.63%
Long-term borrowings	17,131.2	4.61%	18,497.8	4.61%
Total interest-bearing liabilities	33,775.5	3.18%	31,711.1	3.37%
Credit balances of factoring clients	1,459.2		1,299.8
Other non-interest bearing liabilities	2,836.4		2,862.6
Liabilities of discontinued operation	-		1,852.0
Noncontrolling interests	(2.0)		10.3
Stockholders' equity	8,841.7		8,752.3
Total Average Liabilities and Stockholders' Equity	$46,910.8		$46,488.1

12

CIT GROUP INC. AND SUBSIDIARIES

Select Accounts

(dollars in millions)

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2015	2015	2014	2015	2014
OTHER INCOME
Gains on sales of leasing equipment	$21.5	$32.0	$16.0	$53.5	$24.4
Factoring commissions	27.0	29.5	28.3	56.5	56.9
Fee revenues	25.3	22.6	21.8	47.9	43.4
Gains on loan and portfolio sales	2.1	6.6	4.5	8.7	8.0
Gain on investments	3.8	0.7	5.6	4.5	9.1
(Losses) gains on derivatives and foreign currency exchange	(5.0)	(9.7)	8.3	(14.7)	1.2
Impairment on assets held for sale	(11.0)	(10.1)	(14.3)	(21.1)	(15.4)
Other revenues	(0.2)	14.8	23.5	14.6	37.2
Total other income	$63.5	$86.4	$93.7	$149.9	$164.8

OPERATING EXPENSES
Compensation and benefits	$(135.6)	$(146.5)	$(125.7)	$(282.1)	$(264.6)
Technology	(24.9)	(22.3)	(20.8)	(47.2)	(41.9)
Professional fees	(20.8)	(19.5)	(16.9)	(40.3)	(34.9)
Net occupancy expense	(8.6)	(9.4)	(8.5)	(18.0)	(17.4)
Advertising and marketing	(6.7)	(9.1)	(8.3)	(15.8)	(16.2)
Provision for severance and facilities exiting activities	(1.1)	1.0	(5.6)	(0.1)	(15.5)
Other expenses	(37.3)	(35.8)	(39.2)	(73.1)	(68.0)
Total operating expenses	$(235.0)	$(241.6)	$(225.0)	$(476.6)	$(458.5)

	June 30,	March 31,	December 31,	June 30,
	2015*	2015	2014	2014

INVESTMENT SECURITIES
Short-term investments	$800.0	$500.0	$1,104.2	$344.3
Other debt and equity investments	892.9	847.4	446.1	478.8
Total investment securities	$1,692.9	$1,347.4	$1,550.3	$823.1

OTHER ASSETS
Deposits on commercial aerospace equipment	$816.9	$750.6	$736.3	$667.2
Deferred federal and state tax assets	376.5	398.8	422.5	38.9
Furniture and fixtures	144.4	123.4	126.4	83.0
Deferred costs, including debt related costs	126.8	155.5	148.1	153.4
Tax receivables, other than income taxes	103.0	101.9	102.0	118.7
Fair value of derivative financial instruments	101.5	199.4	168.0	36.4
Executive retirement plan and deferred compensation	95.9	97.0	96.7	98.8
Other	385.1	371.9	332.4	355.1
Total other assets	$2,150.1	$2,198.5	$2,132.4	$1,551.5

OTHER LIABILITIES
Equipment maintenance reserves	$982.5	$965.2	$960.4	$942.3
Accrued expenses and accounts payable	439.2	385.6	478.3	379.3
Current taxes payable and deferred taxes	345.6	340.9	319.1	320.0
Security and other deposits	265.9	379.7	368.0	228.0
Accrued interest payable	221.2	171.7	243.7	249.7
Valuation adjustment relating to aerospace commitments	117.1	117.1	121.2	121.9
Other liabilities	395.4	375.0	398.1	500.3
Total other liabilities	$2,766.9	$2,735.2	$2,888.8	$2,741.5
* Preliminary

13

CIT GROUP INC. AND SUBSIDIARIES

Financing and Leasing Assets

(dollars in millions)

	June 30,	March 31,	December 31,	June 30,
	2015	2015	2014	2014
Transportation & International Finance
Aerospace
Loans	$1,739.6	$1,750.8	$1,796.5	$1,432.2
Operating lease equipment, net	8,816.7	8,822.7	8,949.5	8,912.8
Assets held for sale	243.8	234.5	391.6	191.8
Financing and leasing assets	10,800.1	10,808.0	11,137.6	10,536.8
Rail
Loans	124.7	126.7	130.0	121.4
Operating lease equipment, net	6,010.8	5,800.1	5,715.2	5,593.4
Assets held for sale	0.9	1.0	1.2	0.7
Financing and leasing assets	6,136.4	5,927.8	5,846.4	5,715.5
Maritime Finance
Loans	1,274.4	1,066.6	1,006.7	566.4
Assets held for sale	56.4	19.1	19.7	21.2
Financing and leasing assets	1,330.8	1,085.7	1,026.4	587.6
International Finance
Loans	578.4	624.4	625.7	1,108.3
Operating lease equipment, net	0.4	0.5	0.5	6.7
Assets held for sale	404.4	379.9	402.7	458.0
Financing and leasing assets	983.2	1,004.8	1,028.9	1,573.0
Total Segment
Loans	3,717.1	3,568.5	3,558.9	3,228.3
Operating lease equipment, net	14,827.9	14,623.3	14,665.2	14,512.9
Assets held for sale	705.5	634.5	815.2	671.7
Financing and leasing assets	19,250.5	18,826.3	19,039.3	18,412.9
North American Commercial Finance
Real Estate Finance
Loans	1,941.4	1,813.9	1,768.6	1,737.6
Corporate Finance
Loans	6,978.2	6,798.1	6,889.9	7,295.3
Operating lease equipment, net	-	-	-	10.0
Assets held for sale	88.3	87.5	22.8	33.7
Financing and leasing assets	7,066.5	6,885.6	6,912.7	7,339.0
Equipment Finance
Loans	4,810.8	4,706.1	4,717.3	4,094.7
Operating lease equipment, net	281.7	264.5	265.2	230.2
Financing and leasing assets	5,092.5	4,970.6	4,982.5	4,324.9
Commercial Services
Loans - factoring receivables	2,201.8	2,542.7	2,560.2	2,248.5
Total Segment
Loans	15,932.2	15,860.8	15,936.0	15,376.1
Operating lease equipment, net	281.7	264.5	265.2	240.2
Assets held for sale	88.3	87.5	22.8	33.7
Financing and leasing assets	16,302.2	16,212.8	16,224.0	15,650.0
Non-Strategic Portfolios
Loans	-	-	0.1	-
Operating lease equipment, net	-	-	-	35.2
Assets held for sale	293.0	329.9	380.1	623.5
Financing and leasing assets	293.0	329.9	380.2	658.7
Total financing and leasing assets	$35,845.7	$35,369.0	$35,643.5	$34,721.6

14

CIT GROUP INC. AND SUBSIDIARIES

Credit Metrics

(dollars in millions)

	Quarters Ended
	June 30, 2015		March 31, 2015		June 30, 2014
Gross Charge-offs to Average Finance Receivables
Transportation & International Finance(1)	$2.9	0.32%	$3.2	0.36%	$15.9	1.79%
North American Commercial Finance(2)	31.3	0.79%	23.4	0.59%	13.2	0.35%
Total CIT	$34.2	0.70%	$26.6	0.55%	$29.1	0.62%

	Six Months Ended June 30,
	2015		2014
Transportation & International Finance(1)	$6.1	0.34%	$30.2	1.70%
North American Commercial Finance(2)	54.7	0.69%	35.8	0.48%
Non-Strategic Portfolios(3)	-	-	7.5	5.29%
Total CIT	$60.8	0.63%	$73.5	0.78%

	Quarters Ended
	June 30, 2015		March 31, 2015		June 30, 2014
Net Charge-offs to Average Finance Receivables
Transportation & International Finance(1)	$(2.7)	(0.29%)	$1.5	0.17%	$13.1	1.48%
North American Commercial Finance(2)	26.2	0.66%	19.4	0.49%	8.8	0.23%
Non-Strategic Portfolios(3)	-	-	-	-	(0.7)	(3.16)%
Total CIT	$23.5	0.48%	$20.9	0.43%	$21.2	0.45%

	Six Months Ended June 30,
	2015		2014
Transportation & International Finance(1)	$(1.2)	(0.07%)	$26.1	1.47%
North American Commercial Finance(2)	45.6	0.58%	24.8	0.33%
Non-Strategic Portfolios(3)	-		5.9	4.22%
Total CIT	$44.4	0.46%	$56.8	0.60%

Non-accruing Loans to Finance Receivables(4)	June 30, 2015		March 31, 2015		December 31, 2014		June 30, 2014
Transportation & International Finance	$57.8	1.55%	$39.2	1.10%	$37.2	1.05%	$40.8	1.26%
North American Commercial Finance	111.0	0.70%	115.6	0.73%	100.9	0.63%	132.3	0.86%
Non-Strategic Portfolios	29.2	(4)	28.7	(4)	22.4	(4)	17.3	(4)
Total CIT	$198.0	1.01%	$183.5	0.94%	$160.5	0.82%	$190.4	1.02%

PROVISION AND ALLOWANCE COMPONENTS
	Provision for Credit Losses
	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2015	2015	2014	2015	2014
Specific allowance - impaired loans	$2.7	$2.4	$(3.5)	$5.1	$(8.2)
Non-specific allowance	(7.8)	11.3	(7.5)	3.5	(1.7)
Net charge-offs	23.5	20.9	21.2	44.4	56.8
Totals	$18.4	$34.6	$10.2	$53.0	$46.9

	Allowance for Loan Losses
	June 30,	March 31,	December 31,	June 30,
	2015	2015	2014	2014
Specific allowance - impaired loans	$17.5	$14.8	$12.4	$22.2
Non-specific allowance	333.4	341.7	334.0	318.8
Totals	$350.9	$356.5	$346.4	$341.0

Allowance for loan losses as a percentage of total loans	1.79%	1.83%	1.78%	1.83%

1) TIF charge-offs related to the transfer of receivables to assets held for sale for the 2015 periods were less than $1 million each. TIF charge-offs for the quarter and six months ended June 30, 2014 included $9 million and $12 million, respectively, related to the transfer of receivables to assets held for sale.

2) NACF charge-offs for the quarters ended June 30, 2015 and March 31, 2015 included $1 million and $11 million, respectively, related to the transfer of receivables to assets held for sale. For the quarter and six months ended June 30, 2014, the respective amounts were $3 million and $7 million.

3) NSP charge-offs for the six months ended June 30, 2014 included $7 million related to the transfer of receivables to assets held for sale.

4) Non-accrual loans include loans held for sale. NSP non-accrual loans reflected loans held for sale; since portfolio loans were insignificant, no % is displayed.

15

CIT GROUP INC. AND SUBSIDIARIES

Segment Results

(dollars in millions)

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2015	2015	2014	2015	2014
Transportation & International Finance
Total interest income	$69.9	$68.4	$72.2	$138.3	$148.9
Total interest expense	(164.9)	(168.6)	(155.1)	(333.5)	(315.8)
Provision for credit losses	0.4	(10.6)	(8.3)	(10.2)	(20.7)
Rental income on operating leases	498.6	497.5	485.1	996.1	944.7
Other income	16.6	34.3	10.4	50.9	17.6
Depreciation on operating lease equipment	(136.7)	(136.1)	(131.6)	(272.8)	(253.3)
Maintenance and other operating lease expenses	(49.4)	(46.1)	(49.0)	(95.5)	(100.6)
Operating expenses	(77.6)	(81.8)	(75.5)	(159.4)	(155.0)
Income before provision for income taxes	$156.9	$157.0	$148.2	$313.9	$265.8
Funded new business volume	$825.8	$525.3	$1,404.7	$1,351.1	$2,459.3
Average Earning Assets	$19,045.1	$18,821.7	$18,066.2	$18,952.8	$17,624.8
Average Finance Receivables	$3,657.3	$3,546.0	$3,547.0	$3,606.4	$3,550.8
North American Commercial Finance
Total interest income	$199.0	$196.1	$208.8	$395.1	$402.2
Total interest expense	(73.3)	(74.1)	(68.1)	(147.4)	(137.0)
Provision for credit losses	(18.8)	(24.0)	(2.6)	(42.8)	(25.8)
Rental income on operating leases	27.9	27.2	25.1	55.1	47.9
Other income	69.2	66.3	69.7	135.5	131.5
Depreciation on operating lease equipment	(21.1)	(20.7)	(20.0)	(41.8)	(41.9)
Operating expenses	(135.4)	(134.7)	(120.2)	(270.1)	(241.7)
Income before provision for income taxes	$47.5	$36.1	$92.7	$83.6	$135.2
Funded new business volume	$1,630.5	$1,354.1	$1,600.1	$2,984.6	$2,973.0
Average Earning Assets	$14,737.1	$14,590.3	$14,132.4	$14,675.3	$13,962.1
Average Finance Receivables	$15,854.4	$15,825.9	$15,181.0	$15,837.2	$14,952.2
Non-Strategic Portfolios
Total interest income	$10.2	$12.3	$25.6	$22.5	$54.0
Total interest expense	(9.2)	(10.8)	(23.0)	(20.0)	(47.9)
Provision for credit losses	-	-	0.7	-	(0.3)
Rental income on operating leases	5.2	5.9	9.4	11.1	18.9
Other income	(5.7)	(7.8)	3.9	(13.5)	8.3
Depreciation on operating lease equipment	-	-	(5.7)	-	(10.9)
Operating expenses	(10.9)	(12.4)	(20.5)	(23.3)	(39.7)
Loss before provision for income taxes	$(10.4)	$(12.8)	$(9.6)	$(23.2)	$(17.6)
Funded new business volume	$26.4	$37.7	$64.1	$64.1	$115.9
Average Earning Assets	$315.3	$360.0	$988.1	$338.8	$1,082.1
Average Finance Receivables	$-	$0.1	$83.9	$-	$280.7
Corporate and Other
Total interest income	$4.7	$4.2	$3.2	$8.9	$6.9
Total interest expense	(17.8)	(17.8)	(16.0)	(35.6)	(33.4)
Provision for credit losses	-	-	-	-	(0.1)
Other income	(16.6)	(6.4)	9.7	(23.0)	7.4
Operating expenses / loss on debt extinguishment	(11.2)	(12.7)	(9.2)	(23.9)	(22.5)
Loss before provision for income taxes	$(40.9)	$(32.7)	$(12.3)	$(73.6)	$(41.7)
Total CIT
Total interest income	$283.8	$281.0	$309.8	$564.8	$612.0
Total interest expense	(265.2)	(271.3)	(262.2)	(536.5)	(534.1)
Provision for credit losses	(18.4)	(34.6)	(10.2)	(53.0)	(46.9)
Rental income on operating leases	531.7	530.6	519.6	1,062.3	1,011.5
Other income	63.5	86.4	93.7	149.9	164.8
Depreciation on operating lease equipment	(157.8)	(156.8)	(157.3)	(314.6)	(306.1)
Maintenance and other operating lease expenses	(49.4)	(46.1)	(49.0)	(95.5)	(100.6)
Operating expenses / loss on debt extinguishment	(235.1)	(241.6)	(225.4)	(476.7)	(458.9)
Income from continuing operations before provision for income taxes	$153.1	$147.6	$219.0	$300.7	$341.7
Funded new business volume	$2,482.7	$1,917.1	$3,068.9	$4,399.8	$5,548.2
Average Earning Assets	$34,097.5	$33,772.0	$33,186.7	$33,966.9	$32,669.0
Average Finance Receivables	$19,511.7	$19,372.0	$18,811.9	$19,443.6	$18,783.7

16

CIT GROUP INC. AND SUBSIDIARIES

Segment Margin

(dollars in millions)

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2015	2015	2014	2015	2014
Transportation & International Finance
Average Earning Assets (AEA)
Aerospace	$10,803.8	$10,911.0	$10,260.7	$10,864.4	$10,038.7
Rail	6,039.9	5,854.2	5,578.0	5,953.9	5,373.8
Maritime Finance	1,198.4	1,049.2	576.2	1,129.3	524.4
International Finance	1,003.0	1,007.3	1,651.3	1,005.2	1,687.9
Gross yield
Aerospace	11.22%	11.36%	12.18%	11.28%	12.34%
Rail	14.83%	14.81%	14.44%	14.80%	14.46%
Maritime Finance	5.12%	5.00%	5.58%	5.04%	5.27%
International Finance	10.48%	10.51%	8.59%	10.49%	8.55%
Total
AEA	$19,045.1	$18,821.7	$18,066.2	$18,952.8	$17,624.8
Gross yield	11.94%	12.03%	12.34%	11.97%	12.41%
Net Finance Margin	4.57%	4.57%	4.91%	4.57%	4.81%

North American Commercial Finance
Average Earning Assets (AEA)
Real Estate Finance	$1,860.6	$1,777.7	$1,668.5	$1,819.9	$1,632.9
Corporate Finance	6,979.9	6,910.7	7,220.8	6,953.8	7,113.8
Equipment Finance	5,015.1	4,962.7	4,269.2	4,991.6	4,258.0
Commercial Services	881.5	939.2	973.9	910.0	957.4
Gross yield
Real Estate Finance	4.00%	3.94%	4.10%	3.97%	4.04%
Corporate Finance	4.46%	4.50%	5.71%	4.48%	5.37%
Equipment Finance	9.56%	9.45%	9.52%	9.50%	9.52%
Commercial Services	4.81%	4.56%	4.99%	4.68%	4.93%
Total
AEA	$14,737.1	$14,590.3	$14,132.4	$14,675.3	$13,962.1
Gross yield	6.16%	6.12%	6.62%	6.14%	6.45%
Net Finance Margin	3.60%	3.52%	4.13%	3.56%	3.88%

Gross Yield includes interest income and rental income as a % of AEA.

Net Finance Margin (NFM) reflects Net Finance Revenue divided by AEA. Adjusted Net Finance Margin is NFM increased by accelerated fresh start accounting net discount/(premium) on debt extinguishments and repurchases and debt related prepayment costs, reduced by accelerated original issue discount accretion.

17

CIT GROUP INC. AND SUBSIDIARIES

Non-GAAP Disclosures

(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information.  These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
Total Net Revenues(1)	2015	2015	2014	2015	2014
Interest income	$283.8	$281.0	$309.8	$564.8	$612.0
Rental income on operating leases	531.7	530.6	519.6	1,062.3	1,011.5
Finance revenue	815.5	811.6	829.4	1,627.1	1,623.5
Interest expense	(265.2)	(271.3)	(262.2)	(536.5)	(534.1)
Depreciation on operating lease equipment	(157.8)	(156.8)	(157.3)	(314.6)	(306.1)
Maintenance and other operating lease expenses	(49.4)	(46.1)	(49.0)	(95.5)	(100.6)
Net finance revenue (NFR)	343.1	337.4	360.9	680.5	682.7
Other income	63.5	86.4	93.7	149.9	164.8
Total net revenues	$406.6	$423.8	$454.6	$830.4	$847.5

NFR as a % of AEA	4.02%	4.00%	4.35%	4.01%	4.18%

Net Operating Lease Revenues(2)
Rental income on operating leases	$531.7	$530.6	$519.6	$1,062.3	$1,011.5
Depreciation on operating lease equipment	(157.8)	(156.8)	(157.3)	(314.6)	(306.1)
Maintenance and other operating lease expenses	(49.4)	(46.1)	(49.0)	(95.5)	(100.6)
Net operating lease revenue	$324.5	$327.7	$313.3	$652.2	$604.8

	June 30,	March 31,	December 31,	June 30,
Earning Assets(3)	2015	2015	2014	2014
Loans	$19,649.3	$19,429.3	$19,495.0	$18,604.4
Operating lease equipment, net	15,109.6	14,887.8	14,930.4	14,788.3
Assets held for sale	1,086.8	1,051.9	1,218.1	1,328.9
Credit balances of factoring clients	(1,373.3)	(1,505.3)	(1,622.1)	(1,296.5)
Total earning assets	$34,472.4	$33,863.7	$34,021.4	$33,425.1

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
Operating Expenses	2015	2015	2014	2015	2014
Operating expenses	$(235.0)	$(241.6)	$(225.0)	$(476.6)	$(458.5)
Provision for severance and facilities exiting activities	1.1	(1.0)	5.6	0.1	15.5
Operating expenses excluding restructuring costs(4)	$(233.9)	$(242.6)	$(219.4)	$(476.5)	$(443.0)

Operating expenses excluding restructuring costs as a % of AEA	(2.74%)	(2.87%)	(2.64%)	(2.81%)	(2.71%)

	June 30,	March 31,	December 31,	June 30,
	2015	2015	2014	2014
Continuing Operations Total Assets
Total Assets	$46,657.2	$46,416.0	$47,880.0	$44,152.7
Assets of discontinued operation	-	-	-	(1.0)
Continuing operations total assets	$46,657.2	$46,416.0	$47,880.0	$44,151.7

	June 30,	March 31,	December 31,	June 30,
Tangible Book Value(5)	2015	2015	2014	2014
Total common stockholders' equity	$8,807.1	$8,758.6	$9,068.9	$8,617.6
Less: Goodwill	(565.9)	(563.6)	(571.3)	(403.1)
Intangible assets	(21.4)	(23.2)	(25.7)	(16.6)
Tangible book value	$8,219.8	$8,171.8	$8,471.9	$8,197.9

(1)  Total net revenues are the combination of net finance revenue and other income and is an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2)  Total net operating lease revenues are the combination of rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Total net operating lease revenues are used by management to monitor portfolio performance.

(3)  Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund.

(4) Operating expenses excluding restructuring costs is a non-GAAP measure used by management to compare period over period expenses.

(5) Tangible book value is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity.